EXHIBIT 10.26

                  SETTLEMENT AGREEMENT, RELEASE AND WAIVER


     WHEREAS, Thomas D. Box was employed by Box Energy Corporation, and his employment was discontinued effective August 8, 1996;

     WHEREAS, Thomas D. Box executed a Severance Agreement ("Severance Agreement") on or about December 12, 1995, a copy of which is attached as Exhibit "A";

     WHEREAS, Thomas D. Box has filed several lawsuits in state and federal court against Box Energy Corporation (the "Lawsuits");

     WHEREAS, Box Energy Corporation denies that it is liable in any fashion to Thomas D. Box, Jr., including for any liabilities asserted in the Lawsuits or for any severance under the Severance Agreement;

     WHEREAS, the parties have decided to resolve all of their differences and compromise all disputes between them, including, but not limited to the Lawsuits and the Severance Agreement;

     WHEREAS, in exchange for a Settlement Payment (as hereinafter defined) and other consideration set forth in this Agreement, Thomas D. Box has agreed to release and waive all claims and damages against Box Energy Corporation, its parent corporation, subsidiaries, affiliated companies, directors, officers, partners, employees, agents, attorneys, shareholders, representatives and related persons and entities and to dismiss with prejudice all pending litigation;

     WHEREAS, in exchange for the releases in Paragraph 4(a) and 4(b) of this Agreement, Box Energy Corporation has agreed to release and waive all claims and damages against Thomas D. Box and his spouse, Lauren Parish; and

     WHEREAS, Thomas D. Box and Lauren Parish, on behalf of themselves and their heirs, successors, assigns, agents, representatives and related persons and entities (hereinafter collectively referred to as "EMPLOYEE and SPOUSE"), and Box Energy Corporation, on behalf of itself and its parent, subsidiaries and affiliated companies, and on behalf of their directors, officers, partners, employees, agents, attorneys, shareholders, representatives and related persons and entities (hereinafter collectively referred to as "EMPLOYER") wish to enter this Settlement Agreement, Release and Waiver (hereinafter referred to as the "Agreement");

     NOW THEREFORE, in consideration of the mutual covenants set forth herein, EMPLOYER and EMPLOYEE and SPOUSE agree as follows:

     1. EMPLOYEE hereby agrees to accept a settlement payment in the amount of ONE MILLION DOLLARS ($1,000,000), less applicable taxes and withholdings, as severance and an additional amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) for the reimbursement of their attorney's fees (collectively referred to as the "Settlement Payment"). The Settlement Payment is contingent upon the final consummation of all transactions described in the Master Settlement Agreement with J.R. Simplot ("MSA") and shall not be tendered until the Closing, as that term is defined in the MSA. EMPLOYEE further is not entitled to the Settlement Payment under this Paragraph 1 nor to the other consideration set forth in this Agreement unless EMPLOYEE executes this Agreement, and EMPLOYER is not obligated to extend the Settlement Payment under this Paragraph 1 nor to provide the other consideration set forth in this Agreement unless it executes this Agreement. This Agreement may only be executed by the parties on the date of the Closing of the MSA, as that term is defined therein.

     2. EMPLOYER will grant to EMPLOYEE an option to purchase 50,000 shares of Class B Common Stock of EMPLOYER at an exercise price of $9.00 per share, exercisable in whole or in part at any time until September 1, 2002 (the "New Option"). EMPLOYER will submit the New Option for approval by the EMPLOYER's stockholders if necessary. EMPLOYEE hereby waives and releases any right to purchase EMPLOYER's stock arising out of the option referred to in footnote (3) under the caption "Ownership of Management" in the EMPLOYER's 1996 Proxy Statement dated October 18, 1996.

     3. EMPLOYER assigns to EMPLOYEE all of EMPLOYER's rights, title, and interest in and to the personal property consisting of the computers and related equipment described on Exhibit "B" to this Agreement ("Computer Personal Property"), without recourse, provided, however, EMPLOYER may at its sole option, in lieu of assigning a specific item composing the Computer Personal Property, assign to EMPLOYEE a new item similar to such item of Computer Personal Property. Additionally, EMPLOYER assigns to EMPLOYEE all of EMPLOYER's rights, title, and interest in and to the personal property consisting of the furniture described on Exhibit "C" TO THIS Agreement ("Furniture Personal Property"), without recourse, provided, however, EMPLOYER may at its sole option, in lieu of assigning a specific item composing the Furniture Personal Property, assign to EMPLOYEE an item similar to such item of Furniture Personal Property. All items assigned by EMPLOYER pursuant to this paragraph are assigned to EMPLOYEE on an AS IS basis, without limitation, any warranty of merchantability or fitness for any particular purpose.

     4.     (a)     In consideration of the Settlement Payment, the release
in Paragraph 4(c), and other consideration set forth in this Agreement, EMPLOYEE hereby irrevocably and unconditionally releases, acquits and discharges EMPLOYER from any and all claims, demands, causes of action, suits, and damages of whatever kind or character, which he has or may have in the future, based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, event or thing whatsoever, occurring through the Effective Date (as hereinafter defined) of this Agreement. EMPLOYEE waives all claims and causes of action against EMPLOYER and all damages, if any, that may be recoverable.

     4.     (b)     In consideration of the Release in Paragraph 4(c), set
forth in this Agreement, SPOUSE hereby irrevocably and unconditionally releases, acquits and discharges EMPLOYER from any and all claims, demands, causes of action, suits, and damages of whatever kind or character, which she has or may have in the future, based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, event or thing whatsoever, occurring through the Effective Date (as hereinafter defined) of this Agreement. SPOUSE waives all claims and causes of action against EMPLOYER and all damages, if any, that may be recoverable.

     4.     (c)     In consideration of the releases in Paragraphs 4(a) and
4(b), EMPLOYER hereby irrevocably and unconditionally releases, acquits and discharges EMPLOYEE and SPOUSE from any and all claims, demands, causes of action, suits, and damages of whatever kind or character, which each such person or entity has or may have in the future, based in whole or in part on any conduct, fact, matter, act, omission, cause, transaction, event or thing whatsoever, occurring through the Effective Date of this Agreement. EMPLOYER waives all claims and causes of action against EMPLOYEE and SPOUSE and all damages, if any, that may be recoverable.

     5. EMPLOYEE agrees to move to dismiss with prejudice all pending lawsuits that they have filed against EMPLOYER, with each party to bear his, her or its attorney's fees and costs. EMPLOYEE further agrees to move to dismiss the shareholder derivative action EMPLOYEE filed in his representative capacity in Cause No. 96-08451, Tom Box v. Gary Box, Don Box, Doug Box, Box Brothers Holding Company, Inc., CKB Petroleum, Inc. and Box Energy Corporation, in the 193rd Judicial District Court of Dallas County, Texas and to fully cooperate and use his best efforts to do each and every act necessary to obtain the dismissal of such suit with prejudice against all defendants, with each party to bear his, her or its own attorney's fees and costs.

     6. EMPLOYEE represents and warrants that the Severance Agreement was not subsequently modified and that, except for the Severance Agreement, he has no other claims for employment compensation or benefits against EMPLOYER.

     7. It is expressly understood and agreed that this Agreement is not and shall not be construed as an admission of liability on the part of EMPLOYER, which expressly denies that it is liable.

     8. In any suit pertaining to this Agreement, venue shall lie exclusively with the courts of Dallas County, Texas and the laws of the State of Texas shall govern the suit.

     9. In any suit to enforce the terms of this Agreement, the prevailing party shall recover its reasonable attorney's fees, except witness fees, and reasonable court costs.

     10. The failure by any party to this Agreement to enforce at any time, or for any period of time, any one or more of the terms or conditions of this Agreement shall not be a waiver of such terms or conditions or of such party's right thereafter to enforce each and every term and condition of this Agreement.

     11. Should any clause, sentence, provision, paragraph or part of this Agreement for any reason whatsoever, be adjudged by any court of competent jurisdiction, or be held by any other competent authority having jurisdiction, to be invalid, unenforceable, or illegal, such judgment or holding shall be confined in its operation to the clause, sentence, provision, paragraph or part of this Agreement directly involved, and the remainder of this Agreement shall remain in full force and effect.

     12. Neither this Agreement nor any part thereof is admissible in any administrative or judicial proceeding other than one to enforce the terms of this Agreement.

     13. This Agreement shall be fairly construed and interpreted based on its language and without regard to which party authored the Agreement.

     14. This Agreement constitutes the entire agreement between the parties and supersedes all prior and contemporaneous negotiations, representations, agreements, and understandings. No change, modification, or termination of any of the provisions of this Agreement shall be effective unless set forth in a written instrument that is signed by both parties.

     15. EMPLOYEE and SPOUSE hereby acknowledge that they have read the foregoing document, understand its contents, agree to its terms and conditions, and that notwithstanding any medical condition, they are of sound mind and competent to enter into this Agreement, and do so knowingly and of their own free will. They understand that this Agreement includes a final general release as set forth in Paragraphs 4(a) and 4(b) of this Agreement and that they can make no claims as set forth in Paragraphs 4(a) and 4(b) of this Agreement against EMPLOYER.

     THIS AGREEMENT is entered into to be effective as of the 29th day of August, 1997 ("Effective Date").


                                EMPLOYER

                                BOX ENERGY CORPORATION
                                a Delaware corporation


                                By:       /s/ James A. Watt
                                       --------------------------------------
                                Name:     James A. Watt
                                       --------------------------------------
                                Its:      President & Chief Operating Officer
                                       --------------------------------------


                                EMPLOYEE and SPOUSE


                                      /s/ Thomas D. Box
                                ---------------------------------
                                THOMAS D. BOX


                                     /s/ Lauren Parish
                                ---------------------------------
                                LAUREN PARISH



                            Acknowledgement
                            ---------------

THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     BEFORE ME, the undersigned notary public, personally appeared THOMAS D. BOX, known to me to be that person whose name is subscribed in the foregoing instrument and acknowledged to me that the instrument was executed for the purposes and consideration therein expressed and the capacities therein stated.

     SUBSCRIBED AND SWORN TO before me on this 29th day of August, 1997.


                               ----------------------------------
                               Notary Public, State of Texas

My Commission Expires:

----------------------



THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     BEFORE ME, the undersigned notary public, personally appeared Lauren Parish, known to me to be that person whose name is subscribed in the foregoing instrument and acknowledged to me that the instrument was executed for the purposes and consideration therein expressed and the capacities therein stated.

     SUBSCRIBED AND SWORN TO before me on this 29th day of August, 1997.


                               ----------------------------------
                               Notary Public, State of Texas

My Commission Expires:

----------------------


                         Corporate Acknowledgement
                         -------------------------

THE STATE OF TEXAS    )
                      )
COUNTY OF DALLAS      )

     BEFORE ME, the undersigned notary public, personally appeared James Watt, President of Box Energy Corporation, a Delaware corporation, known to me to be the person whose name is subscribed in the foregoing instrument and acknowledged to me that the instrument was executed for the purposes and consideration therein expressed and in the capacity stated therein.

     SUBSCRIBED AND SWORN TO before me on this 29th day of August, 1997.


                               ----------------------------------
                               Notary Public, State of Texas

My Commission Expires:

----------------------

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